UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2004

Westamerica Bancorporation

(Exact name of registrant as specified in its charter)

California	001-9383	94-2156203

State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4550 Mangels Boulevard, Fairfield, CA	94585

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 863-6029

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2.1
EXHIBIT 2.2.2
EXHIBIT 2.2.3
EXHIBIT 2.2.4
EXHIBIT 2.2.5

Item 1.01. Entry into a Material Definitive Agreement

     On August 25, 2004, Westamerica Bancorporation and Redwood Empire Bancorp announced the signing of a definitive agreement under which Westamerica will acquire Redwood Empire Bancorp, parent company of National Bank of the Redwoods. The transaction is currently valued at $148 million in a combination of approximately 60% stock and 40% cash. The transaction is intended to be a in a tax-free reorganization as to the stock portion of the merger consideration. Redwood Empire Bancorp, headquartered in Santa Rosa, California, reported approximately $515 million in assets at June 30, 2004. National Bank of the Redwoods operates through seven branches in three Northern California counties. Following consummation of the merger, National Bank of the Redwoods will be merged with and into Westamerica Bank, a wholly owned subsidiary of Westamerica.

     All of the common shares of Redwood will be converted into a combination of stock and cash, and Westamerica will assume the unexercised options of Redwood Empire Bancorp. Redwood Empire Bancorp shareholders will receive consideration of approximately $28.74 per share, consisting of $11.49 in cash and, subject to certain adjustments, shares of Westamerica common stock valued at approximately $17.25. The Agreement, which has been approved by the Boards of Directors of both companies, is subject to conditions usual and customary for merger transactions of this type, including approval by Redwood Empire Bancorp shareholders, approval by bank regulatory authorities, and satisfaction of certain other terms and conditions.

     Based on Westamerica’s average closing price over the past 20 days, the merger would result in the issuance of approximately 1.7 million new shares of Westamerica common stock, and payment of cash of approximately $57 million. At June 30, 2004, Westamerica had approximately 31.8 million shares outstanding and Redwood Empire Bancorp had approximately 4.9 million shares outstanding. Although the parties have not adopted any formal timetable, it is estimated the merger will be completed in the fourth quarter of 2004 or early first quarter of 2005. Westamerica intends to reduce the allocation of its operating cash flow toward the repurchase and retirement of its common shares in order to meet the approximate $57 million cash payment for this transaction.

     Five shareholders of Redwood Empire holding approximately 2,445,985 shares of common stock or 49.4% of its outstanding shares of common stock have entered into Voting Agreements and provided irrevocable proxies to Westamerica. Under these agreements, the shareholders agree to vote in favor of the definitive agreement described above at any meeting of shareholders of Redwood Empire and against any competing transaction that might be proposed.

     The foregoing discussion is qualified by reference to the Agreement and Plan of Reorganization attached as Exhibit 2.1 which is incorporated herein by reference.

     Westamerica will file a registration statement on Form S-4 with the SEC in connection with the proposed merger. Westamerica and Redwood Empire will also file a joint proxy statement/prospectus and other information with the SEC. Investors and security holders are advised to read the proxy statement/prospectus and these materials when they become available, because they will contain important information.

     Westamerica and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction matters. Information regarding such individuals is included in the Annual Report on Form 10-K filed by Westamerica with the SEC for the year ended December 31, 2003, and in the Definitive Proxy Statement on Schedule 14A filed by the Company with the SEC on March 17, 2004 and will be included in the proxy statement/prospectus relating to the merger when it becomes available.

     Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Westamerica and Redwood Empire with the SEC at the SEC’s web site at http://www.sec.gov. For investor information on Westamerica at no charge, visit “http://www.westamerica.com/investor_relations/index.html” or call 707-863-6992. Free copies of the Company’s filings may be obtained by directing a request to Corporate Secretary, Westamerica Bancorporation, 1108 Fifth Avenue, San Rafael, California 94901; Telephone: (707) 863-6000.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index to this report.

FORWARD-LOOKING INFORMATION:

     The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

     This report may contain forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors — many of which are beyond the Company’s control — could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, including the Company’s Form 10-Q for the quarter ended June 30, 2004 and Form 10-K for the year ended December 31, 2003, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Company’s business and operations. Other factors described in these reports include changes in business and economic conditions, competition, fiscal and monetary policies, disintermediation, legislation including the Sarbanes-Oxley Act of 2002 and the Gramm-Leach-Bliley Act of 1999, the combination of the former Kerman State Bank and other mergers and acquisitions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2004	Westamerica Bancorporation

	By	/s/ Dennis R. Hansen

Dennis R. Hansen
Senior Vice President and Controller

EXHIBIT INDEX

2.1 Agreement and Plan of Reorganization among Westamerica Bancorporation, Westamerica Bank, Redwood Empire Bancorp and National Bank of the Redwoods dated as of August 25, 2004, which includes the following schedules which are omitted from this report and which the registrant agrees to furnish to the Commission supplementally upon request:

Exhibit A	Agreement of Merger

Exhibit B	Director Support and Voting Agreement

Exhibit B-1	Voting Agreement

Exhibit C	Affiliate’s Agreement

Exhibit D	Confidentiality and Nonsolicitation Agreement

Exhibit D-1	Noncompetition Agreement

Exhibit E	Form of Opinion of Redwood Empire’s Counsel

Exhibit F	Form of Opinion of Westamerica’s Counsel

2.2 Voting Agreements and Irrevocable Proxies:

2.2.1	B. John Barry

2.2.2	Michael B. Barry

2.2.3	Jessica M. Barry

2.2.4	Thomas J. Barry

2.2.5	Cheryl Sandeen

5